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                                                                 EXHIBIT 10.37


                           COMMON STOCK PURCHASE AGREEMENT




                            DATED AS OF NOVEMBER 23, 1998




                                    BY AND BETWEEN




                                    SUPERGEN, INC.




                                         AND




                            HSBC JAMES CAPEL CANADA, INC.

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                                  TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II  PURCHASE AND SALE OF PREFERRED STOCK . . . . . . . . . . . . . . . . .  1

     Section 2.1    PURCHASE AND SALE OF STOCK . . . . . . . . . . . . . . . . . .  2

     Section 2.2    THE SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .  2

     Section 2.3    PURCHASE PRICE AND CLOSING . . . . . . . . . . . . . . . . . .  2

ARTICLE III  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . .  2

     Section 3.1    REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . .  2

          (a)  ORGANIZATION, GOOD STANDING AND POWER . . . . . . . . . . . . . . .  2

          (b)  AUTHORIZATION; ENFORCEMENT  . . . . . . . . . . . . . . . . . . . .  3

          (c)  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  3

          (d)  ISSUANCE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . .  4

          (e)  NO CONFLICTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

          (f)  COMMISSION DOCUMENTS, FINANCIAL STATEMENTS  . . . . . . . . . . . .  4

          (g)  SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

          (h)  NO MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . . . . . . . .  5

          (i)  NO UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . .  5

          (j)  NO UNDISCLOSED EVENTS OR CIRCUMSTANCES  . . . . . . . . . . . . . .  6

          (k)  INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

          (l)  TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  6

          (m)  ACTION PENDING  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

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          (n)  COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . . . .  7

          (o)  CERTAIN FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

          (p)  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

          (q)  OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . .  7

          (r)  ENVIRONMENTAL COMPLIANCE  . . . . . . . . . . . . . . . . . . . . .  7

          (s)  MATERIAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . .  8

          (t)  TRANSACTION WITH AFFILIATES . . . . . . . . . . . . . . . . . . . .  8

          (u)  SECURITIES ACT OF 1933  . . . . . . . . . . . . . . . . . . . . . .  8

          (v)  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

          (w)  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . .  9

          (x)  PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT
               COMPANY ACT STATUS  . . . . . . . . . . . . . . . . . . . . . . . .  9

          (y)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

          (z)  ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES . . . . . .  9

     Section 3.2    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER  . . . . . . . 10

          (a)  ORGANIZATION AND STANDING OF THE PURCHASER  . . . . . . . . . . . . 10

          (b)  AUTHORIZATION, AND POWER  . . . . . . . . . . . . . . . . . . . . . 10

          (c)  NO CONFLICTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

          (d)  ACQUISITION FOR INVESTMENT  . . . . . . . . . . . . . . . . . . . . 10

          (e)  ACCREDITED PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . 11

          (f)  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

          (g)  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

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                                    ii
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ARTICLE IV  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     Section 4.1    SECURITIES COMPLIANCE  . . . . . . . . . . . . . . . . . . . . 11

     Section 4.2    REGISTRATION AND LISTING . . . . . . . . . . . . . . . . . . . 12

     Section 4.3    REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . 12

     Section 4.4    DELIVERY OF THE SHARES . . . . . . . . . . . . . . . . . . . . 12

     Section 4.5    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . 12

     Section 4.6    KEEPING OF RECORDS AND BOOKS OF ACCOUNT  . . . . . . . . . . . 12

     Section 4.7    REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . 13

     Section 4.8    AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     Section 4.9    OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE V  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . 13

     Section 5.1    CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO
                    SELL THE SHARES  . . . . . . . . . . . . . . . . . . . . . . . 13

          (a)  ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES  . . . . 14

          (b)  PERFORMANCE BY THE PURCHASER  . . . . . . . . . . . . . . . . . . . 14

          (c)  NO INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Section 5.2    CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER
                    TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

          (a)  ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES  . . . . . 14

          (b)  PERFORMANCE BY THE COMPANY  . . . . . . . . . . . . . . . . . . . . 14

          (c)  NO SUSPENSION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 14

          (d)  NO INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

          (e)  NO PROCEEDINGS OR LITIGATION  . . . . . . . . . . . . . . . . . . . 15

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                                    iii
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          (f)  OPINION OF COUNSEL, ETC.  . . . . . . . . . . . . . . . . . . . . . 15

          (g)  REGISTRATION RIGHTS AGREEMENT . . . . . . . . . . . . . . . . . . . 15

ARTICLE VI  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Section 6.1    TERMINATION BY MUTUAL CONSENT  . . . . . . . . . . . . . . . . 15

     Section 6.2    OTHER TERMINATION  . . . . . . . . . . . . . . . . . . . . . . 15

     Section 6.3    EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VII  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     Section 7.1    GENERAL INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . 16

     Section 7.2    INDEMNIFICATION PROCEDURE  . . . . . . . . . . . . . . . . . . 16

ARTICLE VIII  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     Section 8.1    FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . 17

     Section 8.2    SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION  . . . . . . . . 17

     Section 8.3    ENTIRE AGREEMENT; AMENDMENT  . . . . . . . . . . . . . . . . . 18

     Section 8.4    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

     Section 8.5    WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     Section 8.6    HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     Section 8.7    SUCCESSOR AND ASSIGNS  . . . . . . . . . . . . . . . . . . . . 19

     Section 8.8    NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . 19

     Section 8.9    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . 19

     Section 8.10   SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 8.11   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 20

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     Section 8.12   PUBLICITY  . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 8.13   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 8.14   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . 20

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                                    v
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                           COMMON STOCK PURCHASE AGREEMENT


     This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of November 23, 1998 by and among between SuperGen, Inc., a Delaware corporation (the "Company") and HSBC James Capel Canada, Inc. (the "Purchaser").

     The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     Section 1.1 DEFINITIONS.

          (a) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

          (b) "MATERIAL CHANGE IN OWNERSHIP" shall mean that the officers and directors of the Company shall own in the aggregate less than 50% of the outstanding Common Stock of the Company that the officers and directors own as of the date hereof.

          (c) "REGISTRATION STATEMENT" shall mean the registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares.

          (d)  "SHARES" shall have the meaning assigned to such term in Section
2.1 hereof.


                                     ARTICLE II

                          PURCHASE AND SALE OF COMMON STOCK

     Section 2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement and the preemptive rights in favor of Tako Ventures, LLC ("Tako") pursuant to the Tako Agreement described in Section 3.1(c) of the Schedule of Exceptions (the "Tako Preemptive Rights"), the Company hereby issues and sells to the Purchaser and the Purchaser hereby purchases from the Company 460,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), for a purchase price of Three Million Dollars ($3,000,000). In the event Tako elects to exercise any Tako Preemptive Rights with respect to the Shares, then the amount of Common Stock that may be acquired by Tako pursuant to the Tako Preemptive Rights shall be based on the number of Shares;
PROVIDED, that the amount of Shares purchased by the Purchaser shall not be reduced as a result of the exercise by Tako of such Tako Preemptive Rights.

     Section 2.2 THE SHARES. The Company has authorized, free of preemptive rights and other similar contractual rights of stockholders other than the Tako Preemptive Rights, the Shares to be issued under this Agreement.

     Section 2.3 PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser, agrees to purchase that number of the Shares to be issued under this Agreement. The closing under this Agreement shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 (the "Closing") at 10:00 a.m. E.S.T. on (i) December 30, 1998, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

     Section 3.1 REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser:

          (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries (as defined in Section 3.1(g)) except as set forth in the Company's most recent Form 10-K, including the accompanying financial statements (the "Form 10-K"), or in the Company's most recent Form 10-Q (the "Form 10-Q"), or in the Company's filings on Form 8-K or public filings made by the Company with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the Commission Documents referred to in Section 3.1(f) below (the "Commission Filings", which term shall include such filings made prior to any Draw Down Exercise Date), or on SCHEDULE 3.1(a) of the Schedule of Exceptions. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

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          (b)  AUTHORIZATION; ENFORCEMENT.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement") and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company. Each of this Agreement and the Registration Rights Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(c) of the Schedule of Exceptions or in the Commission Filings or as otherwise disclosed in writing to the Purchaser. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(c) of the Schedule of Exceptions or in the Commission Filings, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(c) of the Schedule of Exceptions or in the Commission Filings, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(c) of the Schedule of Exceptions or in the Commission Filings, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(c) of the Schedule of Exceptions, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has furnished or made available to the Purchaser true and correct copies of the

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Company's Certificate of Incorporation as in effect on the date hereof (the
"Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

          (d) ISSUANCE OF SHARES. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

          (e) NO CONFLICTS. Except as disclosed on SCHEDULE 3(e) of the Schedule of Exceptions, the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in the case of clause (ii) above, any conflicts arising under and in connection with the Tako Agreement, and except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), or state securities administrators subsequent to the Closing, by the Company and the Purchaser with the Federal Trade Commission and the Department of Justice under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

          (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, except as disclosed in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(f) of the Schedule of Exceptions, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1997 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-K for the year ended December 31, 1997 and the Forms 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) SUBSIDIARIES. The Form 10-K, Form 10-Q, SCHEDULE 3.1(g) of the Schedule of Exceptions or the Commission Filings sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

          (h) NO MATERIAL ADVERSE CHANGE. Since September 30, 1998, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect.

          (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(i) of the Schedule of Exceptions or the Commission Filings, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since June 30, 1998 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

          (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) INDEBTEDNESS. The Form 10-K, Form 10-Q SCHEDULE 3.1(k) of the Schedule of Exceptions or the Commission Filings sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

          (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(l) of the Schedule of Exceptions or such that could not reasonably be expected to cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.

          (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(m) of the Schedule of Exceptions or the Commission Filings, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. Except in respect of rulings made by the Food and Drug Administration, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

          (n) COMPLIANCE WITH LAW. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(n) of the Schedule of Exceptions or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) CERTAIN FEES. Except as set forth on SCHEDULE 3.1(o) of the Schedule of Exceptions, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

          (p) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (q) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(q) of the Schedule of Exceptions and the Commission Filings, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent that a Material Adverse Effect could not reasonably be expected to result from such conflict.

          (r) ENVIRONMENTAL COMPLIANCE. Except as disclosed in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(r) of the Schedule of Exceptions, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (s) MATERIAL AGREEMENTS. Except as set forth in the Form 10-K, Form 10-Q, Form 8-K, on SCHEDULE 3.1(s) of the Schedule of Exceptions or the Commission Filings, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

          (t) TRANSACTIONS WITH AFFILIATES. Except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(t) of the Schedule of Exceptions or in Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

          (u) SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

          (v) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Form 10-K, Form 10-Q or on SCHEDULE 3.1(v) to the Schedule of Exceptions or as otherwise disclosed to the Purchaser. Except as set forth in the Form 10-K, Form 10-Q, on SCHEDULE 3.1(v) hereto or as otherwise disclosed by the Company to the Purchaser, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since September 30, 1998, except as disclosed in Schedule 3.1(v) to the Schedule of Exceptions, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

          (w) USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

          (x) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (y) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

          (z) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that each of the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

     Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company:

          (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) AUTHORIZATION AND POWER. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Each of this Agreement and the Registration Rights Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this

Agreement or the Registration Rights Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) ACQUISITION FOR INVESTMENT. The Purchaser is purchasing the Shares solely for its own account for the purpose of investment. The Purchaser does not have a present arrangement or intention to effect any organized distribution of the Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

          (e) ACCREDITED PURCHASER. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          (f) INFORMATION. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

          (g) GENERAL. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.


                                  ARTICLE IV

                                  COVENANTS

     The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein).

     Section 4.1 SECURITIES COMPLIANCE.

          (a) The Company shall notify the Commission and NASD, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

          (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of the Purchaser to acquire the Shares.

     Section 4.2 REGISTRATION AND LISTING. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the NASDAQ system or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ system or any relevant market or system.

     Section 4.3 REGISTRATION STATEMENT. The Company shall cause to be filed the Registration Statement, which Registration Statement shall provide for the resale of the Shares purchased by and issued to the Purchaser in accordance of this Agreement and the Registration Rights Agreement. The Company shall take all action necessary to cause such Registration Statement to be declared effective by the Commission in accordance with the Registration Rights Agreement. Before the Purchaser shall be obligated to accept a Draw Down (other than the initial Draw Down) request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with this Agreement.

     Section 4.4 DELIVERY OF THE SHARES. The Company shall cause 460,000 unregistered shares of Common Stock to be delivered to the Purchaser prior to the funding of the Purchase Price. The Purchaser agrees to hold such Shares in trust for the benefit of the Company until the Purchaser has paid the purchase price.

     Section 4.5 COMPLIANCE WITH LAWS. (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 4.6 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 4.7 REPORTING REQUIREMENTS. Upon request, the Company shall furnish the following to the Purchaser so long as such Purchaser is the beneficial owner of the Shares:

          (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 47 days after the end of each of the first three fiscal quarters of the Company; and

          (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 92 days after the end of each fiscal year of the Company.

     Section 4.8 AMENDMENTS. The Company shall not amend or waive any provision of the Articles of Incorporation or Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares.

     Section 4.9 OTHER AGREEMENTS. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the Articles of Incorporation of the Company. So long as the Purchaser is the beneficial owner of the Shares, the Company is restricted from entering in any other financing agreement without the prior consent of the Purchaser or without terminating its agreement with the Purchaser, except that the Company may (i) enter into a loan, credit or lease facility with a bank or financing institution, establish an employee stock option plan or finance the acquisition of other companies and/or (ii) issue shares of Common Stock in connection with Tako Ventures exercise of its preemptive rights under the Tako Preemptive Rights, stock splits, the Company's current director option plans or stock purchase plans, currently outstanding warrants or options, acquisition of products, licenses or other assets and strategic partnerships or joint ventures (the primary purpose of which is not to raise equity); PROVIDED, that the Company may not issue shares of Common Stock or securities convertible into shares of Common Stock in excess of ten percent (10%) of the issued and outstanding shares of Common Stock of the Company in connection with any acquisition without the prior written consent of the Purchaser.

                                      ARTICLE V

                                CONDITIONS TO CLOSING

     Section 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing and with respect to each Draw Down and Call Option, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date.

          (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

          (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) NO SUSPENSION, ETC. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or the NASDAQ (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported by NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by NASDAQ, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

          (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) OPINION OF COUNSEL, ETC. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit A hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

          (g) REGISTRATION RIGHTS AGREEMENT. At the Closing the Company shall have executed and delivered the Registration Rights Agreement to the Purchaser.


                                      ARTICLE VI

                                     TERMINATION

     Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement shall terminate on December 31, 1998 if the Shares have not been issued and sold by the Company and purchased by the Purchaser. This Agreement may be terminated by mutual consent of the parties.

     Section 6.2 OTHER TERMINATION. The Purchaser may terminate this Agreement upon one (1) day's notice if (x) an event resulting in a Material Adverse Effect or a Material Change in Ownership has occurred, or (y) the Company is insolvent or has commenced or is the subject of a bankruptcy proceeding.

     Section 6.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or
6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.


                                     ARTICLE VII

                                   INDEMNIFICATION

     Section 7.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns but excluding consequential damages) from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any breach of the covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements but excluding consequential damages) incurred by the Company as result of any breach of the covenants made by the Purchaser herein.

     Section 7.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonable withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this
Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.


                                     ARTICLE VIII

                                    MISCELLANEOUS

     Section 8.1 FEES AND EXPENSES. The Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; PROVIDED, that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser up to $35,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

     Section 8.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

          (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     Section 8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby, supersedes all prior agreements with respect to subject matter hereof and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 8.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:       SuperGen, Inc.
                         2 Annabel Lane, Suite 220
                         San Ramon, California 94583
                         Telephone Number: (925) 327-0200
                         Fax: (925) 327-7355
                         Attention:  Joseph

Rubinfeld

With copies to:          Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, California  94304-1050
                         Telephone Number:  (650) 493-9300
                         Fax:  (650) 496-4006
                         Attention:  Kathleen Bloch, Esq./John V. Roos, Esq.

If to any Purchaser:     HSBC James Capel Canada, Inc.
                         105 Adelaide Street West, Suite 1200
                         Toronto ON MSH 1P9
                         Telephone Number:  (416) 947-2700
                         Fax:  (416) 947-9450
                         Attention:  Mr. Isser Elishis

With copies to:          Parker Chapin Flattau & Klimpl, LLP
                         1211 Avenue of the Americas
                         New York, New York 10036
                         Telephone Number: (212) 704-6000
                         Fax:  (212) 704-6288
                         Attention:  Martin Eric Weisberg, Esq.

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 8.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 8.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 8.7 SUCCESSORS AND ASSIGNS. The Purchaser may not assign this Agreement to any person (other than to an affiliate of the Purchaser) without the prior consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment.
After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 8.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions.

     Section 8.10 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in Article III shall survive the execution and delivery hereof and the Closing until the date three years from the Closing Date, and the agreements and covenants set forth in Articles IV, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

     Section 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

     Section 8.12 PUBLICITY. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, that the Company must issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company will use its best efforts to consult with the Purchaser on the form and substance of such press release. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; PROVIDED, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

     Section 8.13 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 8.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                            SUPERGEN, INC.



                            By:     /S/   DR. JOSEPH RUBINFELD
                               -----------------------------------------
                                 Name:   Dr. Joseph Rubinfeld
                                 Title:  President and Chief Executive Officer


                            HSBC JAMES CAPEL CANADA, INC.



                            By:     /S/   ISSER ELISHIS
                               -----------------------------------------
                                 Name:   Isser Elishis
                                 Title:  Senior Vice President (SRA)